EXHIBIT 32.2

                           SECTION 1350 CERTIFICATION

In connection with the report of Miller Petroleum, Inc. (the "Company") on Form 10-Q for the period ending October 31, 2009, as filed with the Securities and Exchange Commission (the "Report"), I, Paul W. Boyd, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 21, 2009                 /s/ Paul W. Boyd
                                        ----------------
                                        Paul W. Boyd,
                                        Chief Financial Officer, principal
                                        financial and accounting officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.